UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2021

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2021, Novavax, Inc. (the “Company”) entered into a collaboration and exclusive license agreement (the “Collaboration and Exclusive License Agreement”) with Takeda Pharmaceutical Company Limited (“Takeda”) under which Takeda was granted an exclusive license to develop, manufacture, and commercialize NVX-CoV2373, the Company’s vaccine candidate for the SARS-CoV-2 virus (the “Vaccine Product”) in Japan. The Collaboration and Exclusive License Agreement anticipates the capacity to manufacture by Takeda of 250 million doses of the Vaccine Product per year. The Government of Japan’s Ministry of Health, Labour and Welfare (MHLW) will fund in part Takeda’s manufacturing activities under the Collaboration and Exclusive License Agreement.

Takeda will purchase doses of the Company’s Matrix-M™ adjuvant to manufacture the doses of finished Vaccine Product. The Company will receive a low to middle double digit percentage of Takeda’s net profit from the sale of the Vaccine Product. The Company is entitled to receive payments based on the achievement of certain development and commercial milestones, as well as a portion of net profits from the sale of the Vaccine Product.

Takeda is solely responsible for obtaining and maintaining all regulatory approvals required for the development, manufacture, and commercialization of the Vaccine Product in Japan, with support from the Company. The regulatory and other activities of the collaboration will be overseen by a joint steering committee composed of representatives of the Company and Takeda. The Collaboration and Exclusive License Agreement includes customary representations and warranties of the Company and Takeda along with other customary provisions, including confidentiality, limitation of liability, and indemnity provisions. The Collaboration and Exclusive License Agreement will remain in effect until terminated by the Company or Takeda. Either party may terminate for (a) uncured material breach or (b) bankruptcy, and Takeda may terminate for safety reasons. Upon the earlier of (a) December 31, 2022 and (b) the date during the post-pandemic period on which Takeda receives regulatory approval for the Vaccine Product in Japan, Takeda has the right to terminate the Collaboration and Exclusive License Agreement in its entirety for convenience by providing eighteen (18) months prior written notice to the Company.

The foregoing description of material terms of the Collaboration and Exclusive License Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Item 2.02. Results of Operations and Financial Condition.

Fourth Quarter Financial Results

On March 1, 2021, the Company issued a press release announcing the Company’s financial results for the quarter and fiscal year ended December 31, 2020. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Items 2.02 and 9.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 1, 2021, regarding the Company’s financial results for the quarter and fiscal year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: March 2, 2021	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary